EXHIBIT 4.02

                          THIRD SUPPLEMENTAL INDENTURE

                  This THIRD SUPPLEMENTAL INDENTURE ("the THIRD SUPPLEMENTAL INDENTURE"), dated as of December 19, 2005, is entered into by and among Lazard Group LLC (the "COMPANY"), a Delaware Limited Liability company, The Bank of New York, a New York banking corporation, as Trustee ("TRUSTEE") and, for purposes of consent pursuant to Section 9.02 of the Indenture (as defined below), Lazard Group Finance LLC, a Delaware limited liability company ("LAZARD GROUP FINANCE").

                                    RECITALS

                  WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of May 10, 2005 (the "INDENTURE"), providing for the issuance from time to time of securities to be issued in one or more series as provided in the Indenture (capitalized terms used but not defined herein shall have the meanings assigned thereto in the Indenture);

                  WHEREAS, the Company has heretofore executed and delivered to the Trustee a Second Supplemental Indenture (the "SECOND SUPPLEMENTAL INDENTURE"), dated as of May 10, 2005, by and between the Company and the Trustee, providing for the issuance of 6.120% Senior Notes Initially Due 2035 in aggregate principal amount of $287,500,000 (the "$287,500,000 NOTES") and 6.120% Senior Notes Initially Due 2035 in aggregate principal amount of $150,000,000 (the "$150,000,000 NOTES," and, together with the $287,500,000 Notes, the "NOTES");

                  WHEREAS, pursuant to the Agreement and Plan of Merger (the "MERGER AGREEMENT"), dated as of December 19, 2005, by and between Lazard Group Finance and the Company, Lazard Group Finance shall merge with and into the Company (the "MERGER"), the separate existence of Lazard Group Finance shall cease and the Company shall survive and continue to exist as the continuing company (the "CONTINUING COMPANY");

                  WHEREAS, Lazard Group Finance has heretofore executed and delivered to the Bank of New York, as Trustee ("FINANCE TRUSTEE") an Indenture, dated as of May 10, 2005 (the "LAZARD GROUP FINANCE INDENTURE"), providing for the issuance from time to time of securities to be issued in one or more series as provided in the Indenture;

                  WHEREAS, Lazard Group Finance has heretofore executed and delivered to the Finance Trustee a First Supplemental Indenture, dated as of May 10, 2005, by and between the Company and the Finance Trustee, providing for the issuance of 6.120% Senior Notes Initially Due 2035 in principal amount of $287,500,000, and a Second Supplemental Indenture, dated as of May 10, 2005, by and between the Company and the Finance Trustee, providing for the issuance of 6.120% Senior Notes Initially Due 2035 in aggregate principal amount of $150,000,000 (collectively, the "LAZARD GROUP FINANCE NOTES");

                  WHEREAS, at the Effective Time (as defined in the Merger Agreement) and pursuant to Section 5.01(b)(B) of the Lazard Group Finance Indenture, the Company and the Trustee will exchange the Lazard Group Finance Notes for the Notes;

                  WHEREAS, the Company and Lazard Group Finance have agreed to certain technical modifications of the Notes in order to give effect to the provisions of Section 5.01(b)(B) of the Lazard Group Finance Indenture;

                  WHEREAS, at the Effective Time and pursuant to Section 9.05 of the Indenture, Lazard Group Finance shall deliver the Notes to the Trustee, and the Trustee is hereby authorized and directed to attach to each Note as Exhibit A thereto a copy of this Third Supplemental Indenture, to place a notation on the $287,500,000 Note reading, "The terms of this Note have been revised in accordance with Section 2 of the Third Supplemental Indenture, dated as of December 19, 2005, by and among Lazard Group LLC and The Bank of New York, as Trustee, attached hereto as Exhibit A," and to place a notation on the $150,000,000 Note reading, "The terms of this Note have been revised in accordance with Section 3 of the Third Supplemental Indenture, dated as of December 19, 2005, by and among Lazard Group LLC and The Bank of New York, as Trustee, attached hereto as Exhibit A";

                  WHEREAS, Section 9.02 of the Indenture provides that the Company and the Trustee may amend the Notes without notice to any Holder but with the written consent of the Holders of at least a majority in principal amount of the Notes then outstanding affected by such amendment;

                  WHEREAS, the sole Holder of the Notes, Lazard Group Finance, shall consent to this amendment in writing by executing this Third Supplemental Indenture solely for the purpose of consent pursuant to Section 9.02 of the Indenture; and

                  WHEREAS, the Company has delivered, or caused to be delivered on its behalf, to the Trustee, Opinions of Counsel and an Officer's Certificate stating that this Third Supplemental Indenture complies with Section 9.02, that all conditions precedent provided for in the Indenture related to the execution and delivery of this Third Supplemental Indenture have been complied with, and that execution and delivery of this Third Supplemental Indenture is authorized or permitted under the Indenture;

                  NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

                  For and in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby mutually covenant and agree as follows.

                  SECTION 1. TECHNICAL MODIFICATION TO THE SECOND SUPPLEMENTAL INDENTURE. Section 2 of the Second Supplemental Indenture is amended by adding after Section 2.11 thereof, the following:

                           SECTION 2.12. LISTING. In the event that the Notes become separately traded from the Normal Units, to the extent that applicable exchange listing requirements are met, the Company shall use commercially reasonable efforts to cause such Notes to be listed on the securities exchange on which the Normal Units are then listed.

                           SECTION 2.13. REGISTRATION STATEMENT. The Company shall use its commercially reasonable efforts to ensure that, if required by applicable law, a registration statement with regard to the full amount of the Senior Notes to be remarketed in the remarketing shall be effective with the Securities and Exchange Commission in a form that will enable the Remarketing Agent to rely on it in connection with such remarketing.

                           SECTION 2.14. REMARKETING. (a) The Notes may be remarketed at a specified price on certain dates as specified in
          Section 5.04 of the Purchase Contract Agreement and in Section 4.05 of the Notes Pledge Agreement, and the remarketing procedures set forth in such sections shall apply to the Notes which provisions are hereby incorporated into this Second Supplemental Indenture mutatis mutandis.

                           (b) The right of each Holder of Senior Notes to have its Senior Notes tendered for purchase will be limited to the extent that (i) the Remarketing Agent conducts a remarketing pursuant to the terms of the Remarketing Agreement, (ii) the Senior Notes included in the remarketing have not been called for redemption upon the occurrence of a Special Event, (iii) the Remarketing Agent is able to find a purchaser or purchasers for the remarketed Notes at a Reset Rate such that the aggregate value of such remarketed Senior Notes is equal to 100.5% of the aggregate principal amount of such Senior Notes, and (iv) such purchaser or purchasers deliver the purchase price therefor to the Remarketing Agent.

                           (c) If a Successful Remarketing occurs, the
          Remarketing Agent shall as soon as practicable on the Remarketing Date or on the Subsequent Remarketing Date, as the case may be, advise by telephone:

                           (i) the Depositary and the Company of the Reset Rate determined in the Remarketing and the aggregate principal amount of Senior Notes sold in the Remarketing;

                           (ii) each purchaser or the Depository Participant thereof of the Reset Rate and the aggregate principal amount of remarketed Senior Notes such purchaser is to purchase; and

                           (iii) each purchaser to give instructions to its Depository Participant to pay the purchase price on the date of settlement for such Remarketing in same day funds against delivery of the remarketed Senior Notes purchased through the facilities of DTC.

                           (d) In the event of a Last Failed Remarketing the interest rate payable on the Senior Notes will not be reset.

                           (e) In accordance with DTC's normal procedures on the date of settlement of such Remarketing, the transactions described above with respect to each Senior Note remarketed in the remarketing shall be executed through DTC if the Senior Notes are registered in the name of DTC, and in that case, the accounts of the respective Depository Participants shall be debited and credited and such remarketed Senior Notes delivered by book entry as necessary to effect purchases and sales of such remarketed Senior Notes. DTC shall make payment in accordance with its normal procedures.

                           (f) The Remarketing Agent is not obligated to purchase any Senior Notes that otherwise would remain unsold in the remarketing. Neither the Company nor the Remarketing Agent shall be obligated in any case to provide funds to make payment upon tender of the Senior Notes for remarketing.

                           (g) Under the Remarketing Agreement the Company in its capacity as issuer of the Senior Notes shall be liable for and shall pay any and all costs and expenses incurred in connection with the remarketing, other than the Remarketing Fee.

                           (h) The settlement procedures set forth herein, including provisions for payment by purchasers of the remarketed Senior Notes in the Remarketing, shall be subject to modification to the extent required by DTC or if the book-entry system is not available for the remarketed Senior Notes at the time of the remarketing, to facilitate the remarketing of the remarketed Senior Notes in certificated form, and shall provide for the authentication and delivery of Senior Notes in a principal amount equal to the unremarketed portion of such Senior Notes. In addition, the Remarketing Agent may modify the settlement procedures set forth herein in order to facilitate the settlement process.

                           SECTION 2.15 OPTIONAL REMARKETING. On or prior to the thirteenth Business Day immediately preceding the Stock Purchase Date but no earlier than the sixteenth Business Day immediately preceding the Stock Purchase Date, Holders of Separate Notes may elect to have their Separate Notes remarketed by delivering their Separate Notes, together with a notice of such election, substantially in the form of Exhibit C to the Pledge Agreement, to the Custodial Agent. A Holder of Separate Notes electing to have its Separate Notes remarketed will also have the right to withdraw such election by written notice to the

          Custodial Agent, substantially in the form of Exhibit D to the Pledge Agreement, on or prior to the thirteenth Business Day immediately preceding the Stock Purchase Date, upon which notice the Custodial Agent will return such Separate Notes to such Holder. If the Holder of the Separate Notes delivers only such notice but not the Separate Notes subject to such notice, then none of such Holder's Separate Notes shall be included in the Remarketing. Once the Holder of Separate Notes elects to participate in the Remarketing, such Separate Notes will be remarketed in the Remarketing unless such notice is properly withdrawn.

                           SECTION 2.16. DEFINITIONS. All capitalized terms used in Section 2 hereof but not defined herein shall have the meanings assigned thereto in the Purchase Contract Agreement.

                  SECTION 2. CONFORMITY OF $287,500,000 NOTE TO THE FORM OF LAZARD GROUP FINANCE NOTES. Effective at the Effective Time, the form of $287,500,000 Note is amended and restated to read in its entirety as follows, and the $287,500,000 Notes shall be deemed replaced for all purposes by the note reading as follows:

                                LAZARD GROUP LLC


                      6.120% SENIOR NOTE INITIALLY DUE 2035


                           UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION TO THE COMPANY OR ITS AGENT FOR REGISTRATION OR TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL BECAUSE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  THIS SECURITY IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (A) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION

          2.04 OF THE ORIGINAL INDENTURE, (B) THIS SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.15(B) OF THE ORIGINAL INDENTURE, (C) THIS SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.13 OF THE ORIGINAL INDENTURE AND
          (D) EXCEPT AS OTHERWISE PROVIDED IN SECTION 2.15(B) OF THE ORIGINAL INDENTURE, THIS SECURITY MAY BE TRANSFERRED IN WHOLE BUT NOT IN PART, ONLY (X) BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, (Y) BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR (Z) BY THE DEPOSITARY OR ANY NOMINEE TO A SUCCESSOR DEPOSITARY OR TO A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.





                  [Remainder of Page Intentionally Left Blank]

                                                             CUSIP:  52107R AA 1
                                                            ISIN:  US52107R AA 1

          No. R1                                                    $287,500,000



                                LAZARD GROUP LLC

                      6.120% SENIOR NOTE INITIALLY DUE 2035


                           LAZARD GROUP LLC, a Delaware limited liability company (the "COMPANY", which term includes any successor Person under the Indenture hereinafter referred to) for value received, hereby promises to pay to The Bank of New York, as the Purchase Contract Agent, the principal sum of Two hundred eighty seven million and five hundred thousand United States dollars (U.S.$287,500,000), as such amount may be increased or decreased as set forth on the Schedule of Increases or Decreases in Global Note annexed hereto, on the Stated Maturity Date (as defined in the Indenture, which is defined on the reverse side of this Note), (such date is hereinafter referred to as the "STATED MATURITY"), and to pay interest thereon, from August 15, 2005, or from the most recent Interest Payment Date (as defined below) for which interest has been paid or duly provided for, initially at the rate of 6.120% per annum (the "INITIAL INTEREST RATE"). The interest rate applicable to this Note may change, as described in the Second Supplemental Indenture.

                           Interest on this Note initially shall be payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, commencing August 15, 2005. After May 15, 2008, interest on this Note shall be payable semi-annually in arrears on May 15 and November 15 of each year, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any such date will, as provided in the Indenture, be paid to the Person in whose name this Note is registered at the close of business on the regular record date for such interest, which shall be the 15th calendar day (whether or not a business day) prior to the relevant interest payment date.

                           The principal of and the interest on the Notes will be payable at the Corporate Trust Office or, at the option of the Company, by check mailed to the address of the person entitled thereto at such person's address as it appears on the register or by wire transfer to the account maintained in the United States designated by written notice given ten business days prior to the applicable payment date by such person.

                           The amount of interest payable for any period on any interest payment date shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Except as provided in the following sentence, the amount of interest payable for any period shorter than a full quarterly or semi-annual period, as applicable, for which interest is computed will be computed on the basis of the actual number of days elapsed in such a 90-day or 180-day period, as applicable. In the event that any date on which interest is payable on the Notes is not a business day, then payment of interest payable on such date will be made on the next succeeding day which is a business day (and without any interest or other payment in respect of any such delay), except that, if such business day is in the next succeeding calendar year, such payment shall be made on the immediately preceding business day, in each case with the same force and effect as if made on such date.

                           Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if fully set forth at this place.

                           Unless the certificate of authorization hereon has been executed by the Trustee referred to on the reverse hereof by the manual signature of one of its respective authorized signatories, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

      [Remainder of Page Intentionally Left Blank; Signature Pages Follow]

                           IN WITNESS WHEREOF, the Company has caused this Note to be executed and delivered under its corporate seal.

          Dated: May 10, 2005



                                                 LAZARD GROUP  LLC


                                                 By:
                                                   -----------------------------
                                                 Name:
                                                 Title:
          [Corporate Seal]

                                                 Attest:
                                                       -------------------------
                                                 Name:
                                                 Title:

                          CERTIFICATE OF AUTHENTICATION

                           This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

                                                 THE BANK OF NEW YORK,
                                                 as Trustee,

                                                 By:
                                                   -----------------------------
                                                 Authorized Signatory

                                                 Dated: May 10, 2005

                           This Note is one of a duly authorized issue of securities of the Company designated as its "6.120% Senior Notes initially due 2035" (herein sometimes referred to as the "NOTES"), issued and to be issued under and pursuant to an Indenture, dated as of May 10, 2005 (the "ORIGINAL INDENTURE"), duly executed and delivered between the Company and The Bank of New York, as Trustee (the "TRUSTEE"), a Second Supplemental Indenture, dated as of May 10, 2005 (the "SECOND SUPPLEMENTAL INDENTURE"), between the Company and the Trustee, and a Third Supplemental Indenture, dated as of December 19, 2005 (the "THIRD SUPPLEMENTAL INDENTURE") between the Company and the Trustee (such Original Indenture as amended and supplemented by the Second Supplemental Indenture and the Third Supplemental Indenture, the "INDENTURE"), to which Indenture and all subsequent indentures supplemental thereto relating to the Notes reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. Capitalized terms used but not defined in this Note shall have the respective meanings described in the Indenture.

                           The Notes are issuable only in registered form without coupons, in denominations of $1,000 and any integral multiple thereof except that an interest in a Note held as part of a Normal Unit (as defined in the Purchase Contract Agreement) represents an ownership interest of 1/40th, or 2.5%, of a Note in aggregate principal amount of $1,000 and will therefore correspond to the stated amount of $25 per Normal Unit. As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series so issued are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same.

                           The Notes replace the notes of substantially the same terms ("LAZARD GROUP FINANCE NOTES"), issued by Lazard Group Finance LLC ("LAZARD GROUP FINANCE") pursuant to the Indenture, dated as of May 10, 2005, by and between Lazard Group Finance and the Bank of New York, as Trustee ("LAZARD GROUP FINANCE INDENTURE"), and the First Supplemental Indenture, dated as of May 10, 2005, by and between Lazard Group Finance and the Bank of New York, as Trustee, as part of Lazard Ltd's 6.625% Equity Security Units that were originally in the form of Normal Units, each such Normal Unit initially consisting of
          (a) a stock purchase contract (each, a "PURCHASE CONTRACT") under which (i) the Holder agreed to purchase from the Lazard Ltd on May 15, 2008, a specified number of newly issued shares of Common Stock, par value $0.01 per share, of Lazard Ltd and (ii) Lazard Ltd agreed to pay to the Holder quarterly contract adjustment payments and
          (b) a 1/40, or 2.5%, ownership interest in a Note of $1,000 principal amount. In accordance with the terms of the Lazard Group Finance Indenture, the Notes replace the Lazard Group Finance Notes as collateral pledged by the Purchase Contract Agent, on behalf of the Holders of the Normal Units, to The Bank of New York, as collateral agent, custodial agent and securities intermediary (the "COLLATERAL AGENT"), pursuant to the Pledge Agreement, dated as of May 10, 2005 (the "PLEDGE AGREEMENT"), among Lazard Group Finance, the Purchase Contract Agent and the Collateral Agent, to secure such Holders' obligations to purchase shares of Common Stock of the Company under the Purchase Contracts.

                           The Notes that are a component of Normal Units or that so elect under Section 2.15 of the Second Supplemental Indenture will be subject to remarketing and, in the case of a Last Failed Remarketing, the Collateral Agent for the benefit of the Company reserves all of its rights as a secured party of the applicable Notes.

                           If a Special Event shall have occurred and be continuing (as of the time of giving notice of redemption), the Company, at its option, may redeem the Notes, in whole but not in part, upon payment of the aggregate Special Event Redemption Amounts. Proceeds from such redemption relating to the Notes that form a part of Normal Units will be applied as described in the Purchase Contract Agreement and the Pledge Agreement.


                           The Notes shall constitute the senior, unsecured and unsubordinated obligations of the Company and shall rank equally in right of payment with all existing and future senior, unsecured and unsubordinated obligations of the Company.

                           No sinking fund is provided for the Notes.

                           In the case of an Event of Default described in
          Section 6.01(5) or 6.01(6) of the Original Indenture, all unpaid principal of and accrued interest and Additional Amounts on the Notes then Outstanding shall be due and payable immediately without any declaration or other act on the part of the Trustee or the Holders of any Notes. In the case of all other Events of Default, if such Event of Default shall occur and be continuing, the principal of all of the Notes, together with accrued interest to the date of declaration, may be declared due and payable in the manner and with the effect provided in the Indenture.

                           The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be af-fected under the Indenture at any time by the Company and the Trustee with the written consent of the Holders of not less than a majority in principal amount of the Securities at the time Outstanding and affected thereby. The Indenture also contains, with certain exceptions as therein provided, provisions permitting Holders of not less than a majority in principal amount of the Securities of any series at the time Outstanding, on behalf of the Holders of all the Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note or such other Note.

                           As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless certain conditions have been satisfied. The foregoing shall not apply to any suit instituted by any Holder of this Note for the enforcement of any payment of principal hereof, or any premium of interest hereon on or after the respective due dates expressed herein.

                           No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the times, places and rate, and in the coin or currency, herein prescribed.

                           As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable on the Security Register upon surrender of this Note for registration of transfer at the Corporate Trust Office of the Trustee or at such other office or agency of the Company as may be designated by it for such purpose in the Borough of Manhattan, The City of New York (which shall initially be an office or agency of the Trustee), or at such other offices or agencies as the Company may designate, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Security Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees by the Security Registrar. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to recover any tax or other governmental charge payable in connection therewith.

                           Prior to due presentation of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this
          Note is registered as the owner thereof for all purposes, whether or not such Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                           No recourse for the payment of the principal (and premium, if any) or interest on this Note and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer or director or subsidiary, as such, past, present, or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of consideration for the issue hereof expressly waived and released.

                           This Note is a Global Note and is subject to the provisions of the Indenture relating to Global Notes, including the limitations in Section 2.08 of the Original Indenture on transfers and exchanges of Global Notes.


                           THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                           All capitalized terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                  ABBREVIATIONS

                           The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

          TEN COM - as tenants in common

                                                 UNIF GIFT MIN ACT - Custodian

                                                 -------------------------------
                                                 (cust) (minor)
                                                 Under Uniform Gifts to Minors
                                                 Act

          TEN ENT - as tenants by the entireties

          JT TEN - as joint tenants with rights of survivorship and not as tenants in common

          Additional abbreviations may also be used though not on the above list.

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned assigns and transfers this Note to:
         ----------------------------------------------------------------------
         ----------------------------------------------------------------------
         ----------------------------------------------------------------------
         (Insert assignee's social security or tax identification number)
         ----------------------------------------------------------------------
         ----------------------------------------------------------------------
         ----------------------------------------------------------------------
         (Insert address and zip code of assignee)

         and irrevocably appoint agent to transfer this Note on the Security Register. The agent may substitute another to act for him or her.

         Dated:

         Signed:

         Signature Guarantee:

         (Sign exactly as your name appears on the other side of this Note)

         Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                       SCHEDULE OF INCREASES AND DECREASES

                  The initial principal amount of this Global Note is $287,500,000. The following increases or decreases in this Global Note have been made:

============= ================ =============== ================ ================
                                               Remaining Prin-
                 Amount of       Amount of      cipal Amount of    Signature of
                 Decrease         Increase      this Global        Authorized
   Date of      in Principal    in Principal    Note Following     Signatory of
  Increase     Amount of this  Amount of this   such Decrease       Trustee or
 or Decrease     Global Note     Global Note     or Increase        Custodian
.............. ................ ............... ................ ................
.............. ................ ............... ................ ................

.............. ................ ............... ................ ................
.............. ................ ............... ................ ................

.............. ................ ............... ................ ................
.............. ................ ............... ................ ................

.............. ................ ............... ................ ................
.............. ................ ............... ................ ................

.............. ................ ............... ................ ................
.............. ................ ............... ................ ................

.............. ................ ............... ................ ................
.............. ................ ............... ................ ................

.............. ................ ............... ................ ................
.............. ................ ............... ................ ................

.............. ................ ............... ................ ................
.............. ................ ............... ................ ................

.............. ................ ............... ................ ................
.............. ................ ............... ................ ................
============= ================ =============== ================ ================


                  SECTION 3. CONFORMITY OF THE FORM OF $150,000,000 NOTE TO THE FORM OF LAZARD GROUP FINANCE NOTES. Effective at the Effective Time, the form of $150,000,000 Note is amended and restated to read in its entirety as follows, and the $150,000,000 Notes shall be deemed replaced for all purposes by the note reading as follows:

                                LAZARD GROUP LLC

                      6.120% SENIOR NOTE INITIALLY DUE 2035

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE LETTER AGREEMENT DATED AS OF MARCH 15, 2005, BY AND BETWEEN IXIS CORPORATE & INVESTMENT BANK, LAZARD GROUP LLC AND LAZARD LTD (A COPY OF WHICH MAY BE OBTAINED FROM THE SECRETARY OF LAZARD GROUP LLC OR LAZARD LTD) AND ARE SUBJECT TO THE RESTRICTIONS CONTAINED THEREIN WHICH PROHIBIT AMONG OTHER THINGS ANY DIRECT OR INDIRECT DISPOSITION, SALE, TRANSFER,PLEDGE, HEDGE (INCLUDING BY WAY OF SHORT SELLING) OR OTHER

          ENCUMBRANCE ("TRANSFER") OF THESE SECURITIES PRIOR TO NOVEMBER 6, 2006. A TRANSFER MADE IN VIOLATION OF THE FOREGOING IS NULL AND VOID AB INITIO. ADDITIONALLY, THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND ARE ACCORDINGLY "RESTRICTED SECURITIES" UNDER U.S. FEDERAL SECURITIES LAWS. THESE SECURITIES MAY NOT BE RESOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE ACT, OR IN A TRANSACTION OTHERWISE EXEMPT FROM REGISTRATION.

                  [Remainder of Page Intentionally Left Blank]

                   No. 1R1                                          $150,000,000

                                LAZARD GROUP LLC

                     6.120 % SENIOR NOTE INITIALLY DUE 2035

                  LAZARD GROUP LLC, a Delaware limited liability company (the "COMPANY", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to The Bank of New York, as Purchase Contract Agent, the principal sum of One hundred fifty million United States dollars (U.S.$150,000,000) on the Stated Maturity Date (as defined in the Indenture, which is defined on the reverse side of this Note), (such date is hereinafter referred to as the "STATED MATURITY"), and to pay interest thereon, from August 15, 2005, or from the most recent Interest Payment Date (as defined below) for which interest has been paid or duly provided for, initially at the rate of 6.120% per annum (the "INITIAL INTEREST RATE"). The interest rate applicable to this Note may change, as described in the Second Supplemental Indenture.

                  Interest on this Note initially shall be payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, commencing November 15, 2005. After May 15, 2008, interest on this Note shall be payable semi-annually in arrears on May 15 and November 15 of each year, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any such date will, as provided in the Indenture, be paid to the Person in whose name this Note is registered at the close of business on the regular record date for such interest, which shall be the 15th calendar day (whether or not a business day) prior to the relevant interest payment date.

                  The principal of and the interest on the Notes will be payable at the Corporate Trust Office or, at the option of the Company, by check mailed to the address of the person entitled thereto at such person's address as it appears on the register or by wire transfer to the account maintained in the United States designated by written notice given ten business days prior to the applicable payment date by such person.

                  The amount of interest payable for any period on any interest payment date shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Except as provided in the following sentence, the amount of interest payable for any period shorter than a full quarterly or semi-annual period, as applicable, for which interest is computed will be computed on the basis of the actual number of days elapsed in such a 90-day or 180-day period, as applicable. In the event that any date on which interest is payable on the Notes is not a business day, then payment of interest payable on such date will be made on the next succeeding day which is a business day (and without any interest or other payment in respect of any such delay), except that, if such business day is in the next succeeding calendar year, such payment shall be made on the immediately preceding business day, in each case with the same force and effect as if made on such date.

                  Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if fully set forth at this place.

                  Unless the certificate of authorization hereon has been executed by the Trustee referred to on the reverse hereof by the manual signature of one of its respective authorized signatories, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

          [Remainder of Page Intentionally Left Blank; Signature Pages Follow]

                  IN WITNESS WHEREOF, the Company has caused this Note to be executed and delivered under its corporate seal.

                  Dated:   May 10, 2005

                                                 LAZARD GROUP LLC



                                                 By:
                                                   -----------------------------
                                                 Name:
                                                 Title:





                                                 Attest:
                                                       -------------------------


                                                 By:
                                                    ----------------------------
                                                 Name:
                                                 Title:

                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

                                                 THE BANK OF NEW YORK,
                                                 as Trustee,


                                                 -------------------------------
                                                 Authorized Signatory

                                                 Dated: May 10, 2005

                  This Note is one of a duly authorized issue of securities of the Company designated as its "6.120% Senior Notes initially due 2035" (herein sometimes referred to as the "NOTES"), issued and to be issued under and pursuant to an Indenture, dated as of May 10, 2005 (the "ORIGINAL INDENTURE"), duly executed and delivered between the Company and The Bank of New York, as Trustee (the "TRUSTEE"), a Second Supplemental Indenture, dated as of May 10, 2005 (the "SECOND SUPPLEMENTAL INDENTURE"), between the Company and the Trustee, and a Third Supplemental Indenture, dated as of December 19, 2005 (the "THIRD SUPPLEMENTAL INDENTURE") between the Company and the Trustee (such Original Indenture as amended and supplemented by the Second Supplemental Indenture and the Third Supplemental Indenture, the "INDENTURE"), to which Indenture and all subsequent indentures supplemental thereto relating to the Notes reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. Capitalized terms used but not defined in this Note shall have the respective meanings described in the Indenture.

                  The Notes are issuable only in registered form without coupons, in denominations of $1,000 and any integral multiple thereof except that an interest in a Note held as part of a Normal Unit (as defined in the Indenture) represents an ownership interest of 1/40th, or 2.5%, of a Note in aggregate principal amount of $1,000 and will therefore correspond to the stated amount of $25 per Normal Unit. As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series so issued are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same.

                  The Notes replace the notes of substantially the same terms ("LAZARD GROUP FINANCE NOTES"), issued by Lazard Group Finance LLC ("LAZARD GROUP FINANCE") pursuant to the Indenture, dated as of May 10, 2005, by and between Lazard Group Finance and The Bank of New York, as Trustee ("LAZARD GROUP FINANCE INDENTURE") and the Second Supplemental Indenture, dated as of May 10, 2005, by and between Lazard Group Finance and The Bank of New York, as Trustee, as part of Lazard Ltd's 6.625% Equity Security Units that were initially in the form of Normal Units, each such Normal Unit initially consisting of
          (a) a stock purchase contract (each, a "PURCHASE CONTRACT") under which (i) the Holder agreed to purchase from the Lazard Ltd on May 15, 2008, a specified number of newly issued shares of Common Stock, par value $0.01 per share, of Lazard Ltd and (ii) Lazard Ltd agreed to pay to the Holder quarterly contract adjustment payments and (b) a 1/40, or 2.5%, ownership interest in a Note of $1,000 principal amount. In accordance with the terms of the Lazard Group Finance Indenture, the Notes replace the Lazard Group Finance Notes as collateral pledged by the Purchase Contract Agent, on behalf of the Holders of the Normal Units, to The Bank of New York, as collateral agent, custodial agent and securities intermediary (the "COLLATERAL AGENT"), pursuant to the Pledge Agreement, dated as of May 10, 2005 (the "PLEDGE AGREEMENT"), among Lazard Group Finance, the Purchase Con-tract Agent and the Collateral Agent, to secure such Holders' obligations to purchase shares of Common Stock of the Company under the Purchase Contracts.

                  The Notes that are a component of Normal Units or that so elect under Section 2.15 of the Second Supplemental Indenture will be subject to remarketing and, in the case of a Last Failed Remarketing, the Collateral Agent for the benefit of the Company reserves all of its rights as a secured party of the applicable Notes.

                  If a Special Event shall have occurred and be continuing (as of the time of giving notice of redemption), the Company, at its option, may redeem the Notes, in whole but not in part, upon payment of the aggregate Special Event Redemption Amounts. Proceeds from such redemption relating to the Notes that form a part of Normal Units will be applied as described in the Purchase Contract Agreement and the Pledge Agreement.

                  The Notes shall constitute the senior, unsecured and unsubordinated obligations of the Company and shall rank equally in right of payment with all existing and future senior, unsecured and unsubordinated obligations of the Company.

                  No sinking fund is provided for the Notes.

                  In the case of an Event of Default described in Section 6.01(5) or 6.01(6) of the Original Indenture, all unpaid principal of and accrued interest and Additional Amounts on the Notes then Outstanding shall be due and payable immediately without any declaration or other act on the part of the Trustee or the Holders of any Notes. In the case of all other Events of Default, if such Event of Default shall occur and be continuing, the principal of all of the Notes, together with accrued interest to the date of declaration, may be declared due and payable in the manner and with the effect provided in the Indenture.

                  The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the written consent of the Holders of not less than a majority in principal amount of the Securities at the time Outstanding and affected thereby. The Indenture also contains, with certain exceptions as therein provided, provisions permitting Holders of not less than a majority in principal amount of the Securities of any series at the time Outstanding, on behalf of the Holders of all the Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any
          Note issued in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note or such other Note.

                  As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless certain conditions have been satisfied. The foregoing shall not apply to any suit insti-tuted by any Holder of this Note for the enforcement of any payment of principal hereof, or any premium of interest hereon on or after the respective due dates expressed herein.

                  No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the times, places and rate, and in the coin or currency, herein prescribed.

                  As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable on the Security Register upon surrender of this Note for registration of transfer at the Corporate Trust Office of the Trustee or at such other office or agency of the Company as may be designated by it for such purpose in the Borough of Manhattan, The City of New York (which shall initially be an office or agency of the Trustee), or at such other offices or agencies as the Company may designate, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Security Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees by the Security Registrar. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to recover any tax or other governmental charge payable in connection therewith.

                  Prior to due presentation of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered, as the owner thereof for all purposes, whether or not such Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                  No recourse for the payment of the principal (and premium, if any) or interest on this Note and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer or director or subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of consideration for the issue hereof, expressly waived and released.

                  THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  All capitalized terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                  ABBREVIATIONS

                                    The following abbreviations, when used in
                   the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

                   TEN COM - as tenants in common

                                              UNIF GIFT MIN ACT - Custodian

                                              ----------------------------------
                                              (cust) (minor)
                                              Under Uniform Gifts to Minors Act



                   TEN ENT - as tenants by the entireties

                   JT TEN - as joint tenants with rights of survivorship and not as tenants in common Additional abbreviations may also be used though not on the above list.

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned assigns and transfers this Note to:
         ----------------------------------------------------------------------
         ----------------------------------------------------------------------
         ----------------------------------------------------------------------
         (Insert assignee's social security or tax identification number)

         ----------------------------------------------------------------------
         ----------------------------------------------------------------------
         ----------------------------------------------------------------------
         (Insert address and zip code of assignee)


         and irrevocably appoint agent to transfer this Note on the Security Register. The agent may substitute another to act for him or her.

         Dated:

         Signed:

         Signature Guarantee:

         (Sign exactly as your name appears on the other side of this Note)

         Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.



                  SECTION 4. REPRESENTATIONS AND WARRANTIES. The Continuing Company, as of the date hereof, represents and warrants that: (i) it is a limited liability company duly organized and validly existing under the laws of the State of Delaware; (ii) it has full corporate power and authority to execute and deliver this Third Supplemental Indenture and to perform its obligations under the Indenture, the First Supplemental Indenture, dated as of May 10, 2005 between the Company and the Trustee (the "First Supplemental Indenture"), the Second Supplemental Indenture, and this Third Supplemental Indenture in accordance with their terms; and that (iii) the execution, delivery and performance of this Third Supplemental Indenture will not violate, conflict with or constitute a breach of, or a default under its certificate of formation and limited liability company agreement, or any other material agreement or instrument to which it is a party or which is binding on it or its assets, and will not result in the creation of any lien on, or security interest on, any of its assets.

                  SECTION 5. COVENANTS. All covenants and agreements in this Third Supplemental Indenture, the Indenture, the First Supplemental Indenture and the Second Supplemental Indenture and by the Company shall bind its respective successors and assigns, whether so expressed or not.

                  SECTION 6. SEPARABILITY. In case any provision in this Third Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  SECTION 7. NO THIRD PARTY BENEFICIARY. Nothing in this Third Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors under the Indenture, and the Holders (as defined in the Indenture), any benefit or any legal or equitable right, remedy or claim under the Indenture, as amended by this Third Supplemental Indenture.

                   SECTION 8. CONTINUANCE OF INDENTURE; EFFECTIVENESS. This Third Supplemental Indenture supplements the Indenture and shall be a part of and subject to all the terms thereof. The Indenture, the Second Supplemental Indenture and the First Supplemental Indenture, as supplemented by this Third Supplemental Indenture, shall continue in full force and effect. This Third Supplemental Indenture shall become effective at, and conditioned upon the occurrence of, the Effective Time.

                  SECTION 9. GOVERNING LAW. This Third Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

                  SECTION 10. COUNTERPARTS. This Third Supplemental Indenture may be executed in any number of counterparts, each of which so executed will be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                  SECTION 11. TRUSTEE. The Trustee makes no representations as to the validity or sufficiency of this Third Supplemental Indenture. The recitals and statements herein are deemed to be those of the Company and Lazard Group Finance and not of the Trustee.

                  IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed, as of the day and year first written above.


                                              LAZARD GROUP LLC


                                              By: /s/ Michael J. Castellano
                                                --------------------------------
                                              Name:   Michael J. Castellano
                                              Title:  Managing Director &
                                                      Chief Financial Officer



                                              LAZARD GROUP FINANCE LLC
                                              (for purposes of consent pursuant
                                              to Section 9.02 of the Indenture)


                                              By: /s/ Scott D. Hoffman
                                                --------------------------------
                                              Name:   Scott D. Hoffman
                                              Title:  Vice President & Secretary



                                              THE BANK OF NEW YORK,
                                              As Trustee


                                              By: /s/ Julie Salovitch-Miller
                                                --------------------------------
                                              Name:   Julie Salovitch-Miller
                                              Title:  Vice President